Exhibit 5.1

Mourant Ozannes (Cayman) LLP
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

Blue Gold Limited

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

(the Addressee)

10 January 2025

Blue Gold Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4 (the Registration Statement) initially filed on 14 June 2024 (as amended to date) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act) for the purposes of registering with the Commission under the Securities Act the issuance of:

(a)	up to 30,879,578 Class A ordinary shares of the Company of par value US$0.0001 each (Class A Ordinary Shares);

(b)	up to 11,500,000 warrants to acquire Class A Ordinary Shares (Warrants); and

(c)	all Class A Ordinary Shares issuable upon exercise of the Warrants.

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1.	Documents Reviewed

1.1	For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 4 December 2023;

(b)	the memorandum and articles of association of the Company that were registered upon the incorporation of the Company on 4 December 2023 (the Pre-Merger M&A);

(c)	the form of amended and restated memorandum and articles of association of the Company to be adopted by special resolution and to become effective upon consummation of the merger between Perception Capital Corp. IV and the Company (the Perception Merger), whereby Perception Capital Corp. IV will merge with and into the Company with the Company continuing as the surviving company (the Amended and Restated M&A);

(d)	the Company’s register of directors and a certificate from a director of the Company dated 10 January 2025 (together with the Certificate of Good Standing, the Pre-Merger M&A and the Amended and Restated M&A, the Company Records);

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

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(e)	the written resolutions of the board of directors of the Company passed on 5 December 2023 and 6 January 2025 (the Board Resolutions);

(f)	the form of written resolution of the sole shareholders of the Company to be passed prior to consummation of the Perception Merger (the Shareholder’s Resolution);

(g)	a certificate of good standing dated 7 January 2025 issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing); and

(h)	the Registration Statement (including the prospectus contained therein).

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions, we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Board Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	the Shareholder’s Resolution will be duly passed in the manner prescribed in the Pre-Merger M&A and will not subsequently be amended, varied or revoked in any respect;

2.7	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.8	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.9	upon issue of each Class A Ordinary Share, the Company will receive in full the consideration therefor, which shall be equal to at least the par value thereof;

2.10	the Registration Statement and the Prospectus are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.11	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Pre-Merger M&A; and

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Upon and from consummation of the Perception Merger, the authorised share capital of the Company will be US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preferred shares of a par value of US$0.0001 each.

3.3	The issue and allotment of the Class A Ordinary Shares as contemplated by the Registration Statement (including the Class A Ordinary Shares issuable upon exercise of the Warrants in accordance with their terms) have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, such Class A Ordinary Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption “Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

4.1	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.3	To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar’s knowledge, in default under the Companies Act.

4.4	In this opinion the phrase non-assessable means, with respect to Class A Ordinary Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances and subject to the Current M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters”, “Description of Blue Gold Limited Securities” and “General Risk Factors” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Mourant Ozannes (Cayman) LLP

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